Exhibit 99.1

Tidewater to Present at the Pritchard Capital Partners, LLC Energize 2008 Conference

NEW ORLEANS, January 2, 2008 –Tidewater Inc. (NYSE: TDW) announced today that Joseph M. Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer, will present at the Pritchard Capital Partners, LLC Energize 2008 Conference in San Francisco, California, on Wednesday, January 9, 2008, at approximately 9:15 a.m. PST (11:15 a.m. CST, 12:15 p.m. EST). Upon completion of the presentation, the company will also file a Form 8-K with the SEC which will include a copy of the PowerPoint™ presentation.

Tidewater Inc. owns 459 vessels, the world’s largest fleet of vessels serving the global offshore energy industry.

CONTACT: Tidewater Inc., New Orleans

Joe Bennett, Senior Vice President, Principal Accounting Officer and Chief Investor Relations Officer 504-566-4506

SOURCE: Tidewater Inc.